                              FIRST AMENDMENT DATED
                             AS OF JANUARY ___, 2001
                          TO REVOLVING CREDIT AGREEMENT
                            DATED AS OF JUNE 26, 2000
                              AND PLEDGE AGREEMENT
                            DATED AS OF JUNE 26, 2000

         THIS AMENDMENT, dated as of January __, 2001, is entered into between FIRST COMMUNITY BANCORP, a California corporation (the "BORROWER"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation having its principal office at 50 South LaSalle Street, Chicago, Illinois 60675 (the "LENDER").

                                    RECITALS:

         A. The Borrower and the Lender have entered into a Revolving Credit Agreement dated as of June 26, 2000 (said Revolving Credit Agreement, as so amended, shall hereinafter be referred to as the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

         B. The Borrower and the Lender have entered into a Pledge Agreement dated as of June 26, 2000 (the "PLEDGE AGREEMENT").

         C. The Borrower and the Lender wish to amend the Agreement to increase the amount of the Commitment and to otherwise amend certain provisions of the Agreement.

         D. The Borrower and the Lender wish to amend the Pledge Agreement to amend the definition of "PLEDGED SHARES" appearing therein.

         E. Therefore, the parties hereto agree as follows:

1. AMENDMENTS TO THE AGREEMENT.

                  1.1. SECTION 1.1 OF THE AGREEMENT. SECTION 1.1 of the Agreement is hereby amended as of the date hereof by deleting the phrase "FIVE MILLION and NO/100 UNITED STATES DOLLARS ($5,000,000)" appearing therein and substituting the phrase "TEN MILLION and NO/100 UNITED STATES DOLLARS ($10,000,000)" therefor.

                  1.2. SECTION 4.15 OF THE AGREEMENT. SECTION 4.15 of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "SECTION 4.15. PLEDGED SHARES. The Pledged Shares (as hereinafter defined) constitute 100% of the issued and outstanding capital stock of (a) Rancho Santa Fe National Bank and (b) First Community Bank of the Desert, have been duly authorized and validly issued and are fully paid and non-assessable. Borrower owns the Pledged Shares free and clear of all other interest, liens or encumbrances of any nature whatsoever, other than liens in favor of Lender."

                  1.3. SECTION 5.4(a) OF THE AGREEMENT. SECTION 5.4(a) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "(a) LEVERAGE RATIO. Borrower and each Subsidiary Bank shall maintain at all times a ratio of Tier 1 Capital to average quarterly assets less all non-qualified intangible assets of at least four and one-half percent (4.5%) from January __, 2001 through September 30, 2001, and at least five percent (5%) thereafter, all calculated on a consolidated basis."

                  1.4. SECTION 5.4(c) OF THE AGREEMENT. SECTION 5.4(c) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "(c) RISK-BASED CAPITAL RATIO. Borrower and each Subsidiary Bank shall maintain a ratio of Total Capital to risk-weighted assets of not less than nine and one-quarter percent (9.25%) from January __, 2001 through September 30, 2001, and not less than ten percent (10%) thereafter."

                  1.5. SECTION 5.4(f) OF THE AGREEMENT. SECTION 5.4(f) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "(f) MINIMUM TANGIBLE NET WORTH. Borrower shall maintain a consolidated minimum Tangible Net Worth equal to at least $30,000,000 at all times."

                  1.6. SECTION 5.11 OF THE AGREEMENT. SECTION 5.11 of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  `SECTION 5.11. COLLATERAL. Borrower shall execute and deliver to Lender a pledge agreement dated even date herewith, substantially in the form of EXHIBIT B, with appropriate insertions (as the same may be amended from time to time, herein called the "PLEDGE AGREEMENT"), pursuant to which Borrower shall pledge to Lender all of the issued and outstanding shares of the capital stock owned by Borrower (herein collectively called the "PLEDGED SHARES") of (a) Rancho Santa Fe National Bank, located in Rancho Santa Fe, California and (b) First Community Bank of the Desert ("FCBD"), located in Indian Wells, California. Within five (5) business days from January __, 2001, Borrower shall deliver to Lender such stock certificate(s) evidencing its equity ownership interest in FCBD, together with stock powers, duly executed, in blank, and a legal opinion from Borrower's counsel as to the perfection, as a first priority lien, of Lender's security interest in the stock of FCBD owned by Borrower. Failure by Borrower to deliver such documents on or before January __, 2001 shall automatically constitute an Event of Default.'

                  1.7. SECTION 7.1(e) OF THE AGREEMENT. SECTION 7.1(e) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "(e) Any guaranty of or pledge of collateral security for the Loans shall be repudiated or become unenforceable or incapable of performance or Borrower shall fail to pledge and deliver to Lender any share certificate of (i) Rancho Santa Fe National Bank and (ii) First Community Bank of the Desert as provided in SECTION 3(c) of the Pledge Agreement;"

                  1.8. EXHIBIT A OF THE AGREEMENT. EXHIBIT A of the Agreement is hereby amended as of the date hereof to be in the form of EXHIBIT A hereto.

2. AMENDMENT TO THE PLEDGE AGREEMENT.

                  2.1. SECTION 1 OF THE PLEDGE AGREEMENT. The definition of "PLEDGED SHARES" in SECTION 1 of the Pledge Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  ` "PLEDGED SHARES" shall mean 100% of the issued and outstanding shares of capital stock of (a) Rancho Santa Fe National Bank and (b) First Community Bank of the Desert held by the Pledgor or (c) otherwise held from time to time by the Pledgor.'

3. WARRANTIES. To induce the Lender to enter into this Amendment, the Borrower warrants that:

                  3.1. AUTHORIZATION. The Borrower is duly authorized to execute and deliver this Amendment and the Replacement Note (as hereinafter defined) and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby, the Pledge Agreement, as amended hereby and the Replacement Note.

                  3.2. NO CONFLICTS. The execution and delivery of this Amendment and the Replacement Note, and the performance by the Borrower of its obligations under the Agreement, as amended hereby, the Pledge Agreement, as amended hereby and the Replacement Note, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

                  3.3. VALIDITY AND BINDING EFFECT. The Agreement, as amended hereby, the Pledge Agreement, as amended hereby are, and the Replacement Note when duly executed and delivered will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.4. NO AMENDMENTS. There have been no amendments to the Articles of Incorporation or by-laws of the Borrower since June 26, 2000 and they are in full force and effect.

4. CONDITIONS PRECEDENT TO AMENDMENTS. The amendments contemplated by SECTION 1 hereof are subject to the satisfaction of each of the following conditions precedent:

                  4.1. DOCUMENTATION. The Borrower shall have delivered to the Lender all of the following, each duly executed and, except for the Replacement Note, dated the date hereof or other date satisfactory to the Lender, in form and substance satisfactory to the Lender:

                  (a) REPLACEMENT NOTE. A promissory note of the Borrower (the "REPLACEMENT NOTE"), substantially in the form set forth as EXHIBIT A hereto.

                  Upon receipt of the Replacement Note, the Lender will: (i) record the aggregate unpaid principal amount of the Revolving Credit Note dated June 26, 2000 (the "ORIGINAL NOTE") issued under the Agreement in its records or, at its option, on the schedule attached to the Replacement Note as the aggregate unpaid principal amount of the Replacement Note; (ii) mark the Original Note as replaced by the Replacement Note; and (iii) return the Original Note to the Borrower upon the Borrower's request. Thereafter, all references in the Agreement and in any and all instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith to the Original Note shall be deemed references to the Replacement Note. The replacement of the Original Note with the Replacement Note shall not be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, the Original Note outstanding at the time of replacement.

                  (b) RESOLUTIONS. A copy, duly certified by the secretary or an assistant secretary of the Borrower, of (i) resolutions of the Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and the Replacement Note, authorizing the borrowings under the Agreement, as amended hereby, and the pledge of the Pledged Shares; (ii) all documents evidencing other necessary corporate action; and (iii) all approvals or consents, if any, with respect to this Amendment and the Replacement Note.

                  (c) INCUMBENCY CERTIFICATE. A certificate of the secretary or an assistant secretary of the Borrower certifying the names of the Borrower's officers authorized to sign this Amendment, the Replacement Note and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

                  (d) OPINION. An opinion of counsel to the Borrower, addressed to the Lender, in substantially the form of EXHIBIT B hereto.

                  (e) CERTIFICATE. A certificate of the president or chief financial officer of the Borrower as to the matters set out in SECTIONS 4.2 and
4.3 hereof.

                  (f) EVIDENCE OF ACQUISITION OF PROFESSIONAL BANCORP. A certificate by the Borrower certifying that its acquisition of Professional Bancorp, located in Santa Monica, California, will be completed concurrently with the funding by the Lender under the Agreement, as amended hereby, and with funding by other sources (the "PB ACQUISITION").

                  (g) AMENDMENT OF FINANCING STATEMENTS. A duly executed UCC-2 financing statement amending existing financing statements and such other documents and actions as may be necessary to establish and perfect the Lender's security interest in the Pledged Shares.

                  (h) PROCEEDS. The proceeds of the initial loan after giving effect to this Amendment will be used in connection with the PB Acquisition.

                  (i) OTHER. Such other documents as the Lender may reasonably request.

                  4.2. NO DEFAULT. No Event of Default or Unmatured Event of Default under the Agreement shall have occurred and be continuing.

                  4.3. WARRANTIES. The warranties in SECTION 4 of the Agreement and in SECTION 3 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

5. GENERAL.

                  5.1. EXPENSES. The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment, the Replacement Note and any document required to be furnished therewith.

                  5.2. LAW. THIS AMENDMENT AND THE REPLACEMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                  5.3. SUCCESSORS. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

                  5.4. CONFIRMATION OF THE AGREEMENT. The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  5.5. REFERENCES TO THE AGREEMENT. Each reference in the Agreement and the Pledge Agreement to "this Agreement," "hereunder," "hereof," or words of similar import in instruments or documents provided for in the Agreement and in the Pledge Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed, respectively, a reference to the Agreement and the Pledge Agreement as amended hereby.

                  5.6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Amendment.



                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                            FIRST COMMUNITY BANCORP

                                            By:
                                                --------------------------------

                                            Title
                                                  ------------------------------

                                            THE NORTHERN TRUST COMPANY

                                            By:
                                                --------------------------------
                                            Name:  Thomas E. Bernhardt

                                            Title Vice President

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$10,000,000
                                                               Chicago, Illinois
                                                                January __, 2001

         FOR VALUE RECEIVED, on or before the Maturity Date (as such term is defined in the Credit Agreement (as hereinafter defined)), FIRST COMMUNITY BANCORP, a California corporation (the "BORROWER"), promises to pay to the order of THE NORTHERN TRUST COMPANY, an Illinois banking corporation (hereafter, together with any subsequent holder hereof, called the "LENDER"), at its main banking office at 50 South LaSalle Street, Chicago, Illinois 60675, or at such other place as the Lender may direct, the aggregate unpaid principal balance of each advance (a "LOAN" and collectively the "LOANS") made by the Lender to the Borrower under this Note. The total principal amount of Loans outstanding at any one time under this Note will not exceed TEN MILLION UNITED STATES DOLLARS ($10,000,000).

         The Lender is hereby authorized by the Borrower at any time and from time to time at the Lender's sole option to attach a schedule (grid) to this Note and to endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, and the date and amount of each payment of principal and interest made by the Borrower with respect to each such Loan. The Lender's endorsements as well as its records relating to Loans is rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, will prevail over any records of the Borrower and any written confirmations of Loans given by the Borrower.

         The Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding under this Note on the dates and at the rate or rates as set forth in the Credit Agreement.

         Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

         This Note evidences indebtedness incurred under a Revolving Credit Agreement dated as of June 26, 2000 (as amended, restated, renewed or replaced, the "CREDIT AGREEMENT") between the Borrower and the Lender, to which Credit Agreement reference is hereby made for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated. Capitalized terms not otherwise defined herein have the same meaning herein as in the Credit Agreement.

         This Note and any document or instrument executed in connection with this Note are governed by and construed in accordance with the internal law of the State of Illinois, and are deemed to have been executed in the State of Illinois. This Note binds the Borrower, its successors and assigns, and inures to the benefit of the Lender, its successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest under this Note without the prior written consent of the Lender.

         The Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of the Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by the Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. The Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

         This Note is secured by the property described in the Pledge Agreement (as such term is defined in the Credit Agreement), to which reference is made for a description of the collateral provided thereby and the rights of the Lender and the Borrower in respect of such collateral.

         This Note is a restatement of the indebtedness evidenced by, and is a replacement of, that certain Revolving Credit Note of the undersigned dated June 26, 2000 in the face principal amount of $5,000,000 payable to the order of the Lender, and nothing contained herein or in the First Amendment dated as of January __, 2001 to the Credit Agreement referred to above shall be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, said Revolving Credit Note outstanding at the time of its replacement by this Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.


                                           FIRST COMMUNITY BANCORP

                                           By:
                                              ----------------------------
                                           Title:
                                                 ---------------------------

                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL
                                 TO THE BORROWER


The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attention:  Correspondent Services Division

Ladies and Gentlemen:

         We have acted as counsel for First Community Bancorp (the "BORROWER") in connection with the authorization, execution and delivery of the First Amendment dated as of January ___, 2001 (the "AMENDMENT") to the Revolving Credit Agreement dated as of June 26, 2000 (the "AGREEMENT") and the Pledge Agreement dated as of June 26, 2000 (the "PLEDGE AGREEMENT"), as amended, entered into between the Borrower and The Northern Trust Company (the "LENDER"), and the Revolving Credit Note referred to therein (the Amendment and the Revolving Credit Note shall collectively be called the "LOAN DOCUMENTS"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Amendment.

         We have reviewed the corporate proceedings of the Borrower in connection with the authorization, execution, and delivery of the Loan Documents. We have examined originals (or copies certified to our satisfaction) of such records of the Borrower and its Subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Borrower and its Subsidiaries, and such other persons, as we have deemed appropriate as a basis for the opinions hereinafter expressed. We have relied on the accuracy of the facts set forth in such records, instruments and certificates. In particular, in respect of the opinion expressed in paragraph
(1) below concerning qualification to transact business, we have relied on officers of the Borrower as to those matters of fact, including the jurisdictions in which the Borrower and its Subsidiaries conduct business activities or own or lease property, that we deemed relevant to such opinion.

         On the basis of the foregoing and of such investigations of law as we have deemed appropriate, it is our opinion as follows:

         1. The Borrower is a corporation duly formed and validly existing under the laws of the State of California, is in good standing therein, and is duly qualified or licensed to transact business in all places where failure to do so might have a material adverse effect on the financial condition, prospects or business of the Borrower. The Borrower has power to execute and deliver the Loan Documents and to incur and perform its obligations thereunder. The Borrower is a bank holding company duly registered with the Board of Governors of the Federal Reserve

System under the Bank Holding Company Act of 1956, as amended. Each "SUBSIDIARY BANK" is either a national banking association duly formed and is validly existing under the laws of the United States or a state banking corporation duly formed and is validly existing under the laws of the state of its incorporation, and in each case is in good standing therein and is duly qualified or licensed to transact business in all places where failure to do so might have a material adverse effect on the financial condition, prospects or business of such Subsidiary Bank. Each Subsidiary of the Borrower which is not a Subsidiary Bank is a corporation which has been duly formed and is validly existing under the laws of its state of incorporation, is in good standing therein and is duly qualified or licensed to transact business in all places where failure to do so might have a material adverse effect on the financial condition, prospects or business of such Subsidiary.

         2. The execution, delivery and performance by the Borrower of the Loan Documents and the documents in connection with the PB Acquisition (the "PB ACQUISITION DOCUMENTS") and the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Borrower and, if required, its shareholders, and will not violate any provision of law or regulation, writ, order or judgment or of the Borrower's articles of incorporation or bylaws, as applicable, or result in the breach of or constitute a default or require a consent under any indenture or other agreement or instrument known to us after due inquiry to which the Borrower or any Subsidiary is a party or by which the Borrower or its property, or any Subsidiary or its property, may be bound or affected.

         3. The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally, and from the discretionary nature of equitable remedies).

         4. We have no knowledge, after due inquiry of the Borrower and its Subsidiaries, of any suits or proceedings pending, or to the knowledge of the Borrower or any Subsidiary threatened against or affecting the Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, prospects or business of the Borrower and its Subsidiaries on a consolidated basis.

         5. All filings or registrations with, and any licenses, consents, authorizations and approvals of, any governmental agency, authority or court necessary in connection with the execution, delivery and performance of the Loan Documents and the PB Acquisition Documents have been obtained or made and are in full force and effect.

         6. The Borrower is in material compliance with all rules and regulations of the Bank Holding Company Act, as amended, and with all existing regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies.

         7. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         8. The Borrower is not under investigation by, or operating under any restrictions (applicable specifically to the Borrower) imposed by, any regulatory authority.

         9. The Pledge Agreement, as amended by the Amendment, creates a valid security interest in the Borrower's right, title and interest in the "COLLATERAL" referred to therein which secures the "LIABILITIES" referred to therein. Upon delivery to the Lender of certificates evidencing any "PLEDGED SHARES" referred to in the Pledge Agreement, such security interest in such Pledged Shares shall constitute a duly perfected first priority lien on such Pledged Shares.

                                           Very truly yours,

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675

         Re: First Amendment dated as of January __, 2001 (the "AMENDMENT") to Revolving Credit Agreement dated as of June 26, 2000 (the "AGREEMENT") and Pledge Agreement dated as of June 26, 2000, between First Community Bancorp (the "BORROWER") and The Northern Trust Company (the "LENDER")

Ladies and Gentlemen:

This certificate is being delivered to the Lender pursuant to SECTION 4.1(e) of the Amendment. Terms used in this certificate which are defined in the Agreement shall have the same meaning herein as therein.

In connection with the closing today of the Amendment, the undersigned officer of the Borrower hereby certifies as follows:

         1. No Event of Default or Unmatured Event of Default under the Agreement has occurred and is continuing.

         2. The warranties in SECTION 4 of the Agreement and in SECTION 3 of the Amendment are true and correct as of the date hereof as though made on the date hereof, except for such changes as are specifically permitted under the Agreement.

                                              Very truly yours,

Dated January ___, 2001                       FIRST COMMUNITY BANCORP




                                              By:
                                                 -------------------------------
                                              Title:  [Insert "President" or
                                                       title of chief financial
                                                       officer, as applicable]